Exhibit 4.3

                         CLIFFS DRILLING COMPANY
                       1998 INCENTIVE EQUITY PLAN


Section 1.     Purpose.

      This Cliffs Drilling Company 1998 Incentive Equity Plan is intended to encourage Eligible Participants to become owners of Stock of Cliffs Drilling Company in order to increase their interest in the Company's long-term success, to provide incentive equity opportunities which are competitive with other similarly situated corporations and to stimulate the efforts of Eligible Participants by giving suitable recognition for services which contribute materially to the Company's success.

Section 2.     Definitions.

      For purposes of the Plan, the following terms shall be defined as set forth below:

      (a) "Affiliate" means any entity other than the Company and its Subsidiaries which the Board designates as an "Affiliate" for the purposes of this Plan.

      (b) "Award" means any award or benefit granted to any Eligible Participant pursuant to the Plan, including without limitation, any Stock Option, Stock Appreciation Right, Restricted Stock or Deferred Stock.

     (c)  "Board" means the Board of Directors of the Company.

      (d) "Cause" means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or a participant's willful misconduct or dishonesty, or a participant's failure to perform his work in accordance with reasonable standards established by the Company, any of which is directly and materially harmful to the business or reputation of the Company or any Subsidiary or Affiliate.

     (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

     (f) "Committee" means the Committee referred to in Section 3 of the Plan. If at any time a Committee shall not be in existence, then the functions of the Committee specified in the Plan shall be exercised by the Board.

       (g) "Company" means Cliffs Drilling Company, a corporation organized under the laws of the State of Delaware, or any successor corporation.

     (h) "Deferral Period" means the initial period of time during which shares of Deferred Stock awarded pursuant to Section 8 are subject to deferral limitations under Section 8(c).

      (i) "Deferred Stock" means an Award made pursuant to Section 8 of the right to receive Stock at the end of a specified deferral period.

     (j) "Disability" means permanent and total disability as determined under the Company's long-term disability program.

     (k) "Eligible Participant" means (i) any employee of the Company or a Subsidiary or Affiliate of the Company, (ii) any individual to whom a bona fide written offer of employment from the Company or a Subsidiary or Affiliate of the Company has been extended, and (iii) any Non-Employee Director of the Company.

      (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

      (m) "Fair Market Value" means, as of any given date, the closing price of the Stock on such date as reported on the principal United States securities exchange on which the Stock is listed, or if the Stock is not so listed, the closing price as quoted on the NASDAQ National Market System, or if the Stock is not so listed or quoted, the closing bid as quoted on the NASDAQ over-the-counter market; provided, that if no such prices are so reported or quoted on that date or if, in the discretion of the Committee, another means of determining the Fair Market Value of a share of Stock at such date is deemed necessary or advisable, the Committee may provide for another means for determining such Fair Market Value.

      (n) "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of
Section 422(b) of the Code.

     (o) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

      (p) "Non-Employee Director" means any director of the Company who at the time of his or her service is not an employee of the Company or any Subsidiary or Affiliate of the Company.

      (q) "Plan" means the Cliffs Drilling Company 1998 Incentive Equity Plan, as hereafter amended from time to time.

      (r)  "Restriction   Period" means the period of time  during  which
shares  of Stock awarded to a participant pursuant to Sections  8(a)  and
(b) remain subject to the restrictions referred to in Section 8(b).

      (s) "Restricted Stock" means an award of shares of Stock that is subject to restrictions under Section 8.

      (t) "Retirement" means retirement from active employment or service with the Company or any Subsidiary or Affiliate on or after the normal retirement date specified in, or pursuant to the early retirement provisions of, such employer's retirement policy.

      (u) "Stock" means the shares of Common Stock, par value $.01 per share, of the Company.

      (v)   "Stock  Appreciation Right" means  the  right  granted  under
Section 7 to surrender to the Company all or a portion of a Stock Option in exchange for a payment in cash or Stock.

      (w) "Stock Option" or "Option" means any option (including Incentive Stock Options and Non-Qualified Stock Options) to purchase shares of Stock granted pursuant to Section 6.

      (x) "Subsidiary" means any corporation (other than the Company) during any period in which it is a "subsidiary corporation," as defined in Section 424(f) of the Code, with respect to the Company.

In addition, the terms "Approval Date," "Change in Control," "Potential Change in Control" and "Change in Control Price" shall have meanings set forth in Section 9.

Section 3.     Administration.

     (a) The Plan shall be administered by the Compensation Committee of the Board of Directors, which shall consist of two or more members of the Board of Directors who are appointed by, and serve at the pleasure of, the Board.

      (b) The Committee shall have the power and authority to grant Awards pursuant to, and to manage and control the operation and administration of, the Plan. In particular, the Committee shall have the authority:

           (i) to select from among the Eligible Participants those persons to whom Awards may from time to time be granted;

           (ii) to determine whether, when, and to what extent Awards are granted;

           (iii) to determine the types of Awards and the number of shares to be covered by each such Award;

           (iv) to determine the terms and conditions, not inconsistent with the terms hereof, of any Award (including, but not limited to, the share price and any restriction or limitation on, or any vesting, acceleration or forfeiture waiver regarding, any Award, based on such factors and criteria as the Committee shall determine, in its sole discretion), and subject to the terms hereof, to cancel or suspend Awards;

           (v) to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Section 162(m) of the Code, and to take action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements; and

          (vi) to determine the performance goals and measurements (based on specified levels of, or growth in, one or more of the following business criteria: net income, pre-tax income, earnings per share, revenues, return on investment, return on net assets, return on equity, operating ratio, cash flow, stockholder return, market capitalization, total equity, economic profit (defined as the difference between (A) after-tax earnings and (B) the cost of capital multiplied by total capital used), economic value added (defined as economic profit for the current year minus economic profit for the prior year), quality improvements, market share, strategic positioning, systems improvement or customer satisfaction) applicable to performance-based Awards and to adjust any such performance goals and measurements to include or exclude the impact of extraordinary or unusual items, events or circumstances, to reflect change in applicable tax or accounting rules and other developments, or as otherwise deemed advisable by the Committee;

           (vii) to determine whether and under what circumstances an Award may be settled in cash, Stock or otherwise pursuant to Section 12(g) of the Plan.

      (c) The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award and any agreements relating thereto; and to otherwise supervise the administration of the Plan. All decisions made by the Committee pursuant to the provisions hereof shall be made in the Committee's sole discretion and shall be final and binding on all persons.

Section 4.     Eligibility.

     Eligible Participants may be granted Awards pursuant to the Plan, at the discretion of the Committee. The individuals to whom Awards are granted under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among the Eligible Participants.

Section 5.     Stock Subject to Plan.

      (a)   Subject  to the following provisions of this Section  5,  the maximum number of shares of Stock that may be delivered pursuant to the Plan shall be equal to the sum of (i) 1,000,000 shares, (ii) any shares remaining available for future awards under the 1988 Incentive Equity Plan as of the effective date of this Plan, and (iii) any shares that are represented by awards granted under the 1988 Incentive Equity Plan which are forfeited, expire or are canceled without delivery of shares of Stock or which result in the forfeiture of shares back to the Company. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

      (b) Any shares of Stock granted pursuant to the Plan that are forfeited because of the failure to meet an Award contingency or condition shall again be available for delivery pursuant to new Awards granted under the Plan. To the extent any shares of Stock covered by an Award are not delivered to a participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery pursuant to the Plan.

      (c) If the exercise price of any Stock Option or the withholding obligation of the participant in connection with any Award granted pursuant to the Plan is satisfied by tendering shares of Stock to the Company, only the number of shares of Stock issued, net of the shares of Stock tendered, shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery pursuant to the Plan.

      (d) Shares of Stock delivered under the Plan in settlement, assumption or substitution of outstanding Awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of shares of Stock available for delivery under the Plan, to the extent that such settlement, assumption or substitution is a result of the Company or any Subsidiary or Affiliate acquiring another entity (or an interest in another entity).

      (e) In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, Stock split, split-up, spin-off, combination, exchange of shares, or other change in corporate structure affecting the Stock, a substitution or adjustment shall be made (i) in the aggregate number and kind of shares which may be delivered pursuant to the Plan, (ii) in the number and kind of shares subject to outstanding Awards granted pursuant to the Plan, and (iii) in the exercise price of outstanding Stock Options granted pursuant to the Plan, in each case as may be determined to be appropriate by the Board, provided that the number of shares subject to any Award shall always be a whole number.

     (f) Subject to the foregoing provisions of Section 5, the following additional maximums are imposed under the Plan:

           (i) The maximum aggregate number of shares of Stock that may be covered by Stock Options and SARs granted to any one individual during any three consecutive calendar years pursuant to the Plan shall be 200,000 shares

          (ii) The maximum aggregate number of shares of Restricted Stock and Deferred Stock that may be granted to any one individual during any three consecutive calendar years pursuant to the Plan shall be 100,000 shares.

Section 6.     Stock Options.

      Stock Options may be granted alone or in addition to other Awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve, and the provisions of Stock Option Awards need not be the same with respect to each optionee.

     The Committee may grant Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights) to any Eligible Participant; provided, however, that Incentive Stock Options may be granted only to employees of the Company or its Subsidiaries. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

      Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the terms of the Plan, as the Committee deems appropriate:

           (a) Exercise Price. The exercise price per share of Stock purchasable under a Stock Option shall be not less than the Fair Market Value on the day the Option is granted.

           (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date such Option is granted.

            (c) Exercise of Options. Stock Options shall become exercisable at such time or times and subject to such terms and conditions (including, without limitation, installment exercise provisions) as shall be determined by the Committee, provided, however, that, except as provided in Section 6(f) or (g) (in the case of Disability) and Section 9, unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable prior to the first anniversary date of the granting of the option. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time in whole or in part based on performance and/or such other factors as the Committee may determine.

           (d) Method of Exercise. Stock Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price. As determined by the Committee, at or after grant, payment of the exercise price, in whole or in part, may be made as follows:

               (i)  by certified or bank check;

               (ii) by delivery to the Company of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to (A) sell a sufficient portion of the shares acquired upon exercise of the Option and (B) remit directly to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise;

                (iii) by tendering shares of Stock (either by actual delivery or by attestation), with such shares valued at Fair Market Value as of the date of exercise, upon terms and conditions as determined by the Committee; or

                (iv) by such other instrument as may be permitted in accordance with rules or procedures adopted by the Committee.

     An optionee shall generally have the rights of a shareholder with respect to shares subject to the Option only when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, given the representation described in Section 12(a).

           (e) Non-Transferability of Options. Except as set forth in this Section 6(e) and in the applicable stock option agreement, no Stock Option shall be transferable by the optionee otherwise than by will or by laws of descent and distribution or pursuant to a "domestic relations order" as defined in the Code or Title I of the Employee Retirement Income Security Act (or the rules promulgated thereunder), and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee. At the request of an optionee, Stock purchased upon exercise of an Option may be issued or transferred into the name of the optionee and another person jointly with rights of survivorship. The Committee may, in its discretion, authorize all or a portion of any Non-Qualified Stock Options to be granted on terms which permit transfer by the optionee to (i) the spouse, children, stepchildren, siblings or grandchildren of the optionee, (ii) a trust or trusts for the exclusive benefit of the spouse, children, stepchildren, siblings or grandchildren of the optionee, or (iii) a partnership or limited liability company in which the spouse, children, stepchildren, siblings or grandchildren of the optionee are the only partners or members, as applicable; provided in each case that (x) there may be no consideration for any such transfer (other than in the case of Clause (iii), units in the partnership or membership interests in the limited liability company), (y) the stock option agreement pursuant to which such
     Stock Options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 6(e), and (z) subsequent transfers of transferred options shall be prohibited except those made in accordance with this Section 6(e) or by will or by the laws of descent and distribution or pursuant to a "domestic relations order" as defined in the Code or Title I of the Employee Retirement Income Security Act (or the rules promulgated thereunder). Following transfer, any such Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer.
     The provisions with respect to expiration and termination of employment or service with the Company set forth in subsections (f),
     (g) and (h) of this Section 6 shall continue to apply with respect to the original optionee, in which event the Stock Options shall be exercisable by the transferee only to the extent and for the periods specified herein. The original optionee will remain subject to withholding taxes upon exercise of any such Stock Option by the transferee. The Company shall have no obligation whatsoever to provide notice to any transferee of any matter, including without limitation, early termination of a Stock Option on account of termination of the original optionee's employment or service with the Company.

           (f) Termination by Death. Subject to Section 6(i), if an optionee's employment or service with the Company or any Subsidiary or Affiliate terminates by reason of death, any Stock Option previously granted to such optionee which remains unexercised may thereafter be exercised, to the extent it was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant, for a period of one year (or such other period up to three years as the Committee may specify) from the date of death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

           (g) Termination by Reason of Disability or Retirement. Subject to Section 6(i), if an optionee's employment or service with the Company or any Subsidiary or Affiliate terminates by reason of Disability or Retirement, any Stock Option previously granted to such optionee which remains unexercised may thereafter be exercised, to the extent it was exercisable at the time of such termination or on such accelerated basis as the Committee may determine at or after grant, for a period of three years (or such shorter period as the Committee may specify at grant) from the date of such termination of employment or service or until the expiration of the stated term of such Stock Option, whichever period is shorter, provided, however, that, if the optionee dies within such three-year period (or such shorter period), any unexercised Stock Option shall thereafter be exercisable, to the extent it was exercisable at the time of death, for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

           (h)   Other  Termination  of Employment  or  Service.   Unless
     otherwise determined by the Committee at or after grant, if an optionee's employment or service with the Company or any Subsidiary or Affiliate terminates for any reason other than death, Disability or Retirement, any Stock Option previously granted to such optionee which remains unexercised may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of three months from the date of such termination of employment or service or until the expiration of the stated term of such Stock Option, whichever period is shorter, except that, if the termination was for Cause, any and all unexercised Stock Options previously granted to such optionee shall be immediately canceled.

          (i)  Incentive Stock Option Limitations.

                (i) To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted after 1986 are exercisable for the first time by the optionee during any calendar year under the Plan and any other stock option plan of the Company or any Subsidiary or Affiliate exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options, to the extent required by Section 422 of the Code.

                (ii)  The  Committee may provide at grant, to the  extent
          permitted under Section 422 of the Code, that, if (i) a participant's employment or service with the Company or its Subsidiaries is terminated by reason of death, Disability or Retirement and (ii) the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period specified under Section 6(f), (g) or (h), applied without regard to this Section 6(i), is greater than the portion of such Option that is exercisable as an "incentive stock option" during such post-termination period under Section 422, such post-termination period shall automatically be extended (but not beyond the original option term) to the extent necessary to permit the optionee to exercise such Incentive Stock Option either as an Incentive Stock Option or, if exercised after the expiration of the applicable exercise periods under Section 422(a) of the Code, as a Non-Qualified Stock Option. The Committee is also authorized to provide at grant for a similar extension of the post-termination exercise period in the event of a Change in Control or a Potential Change in Control.

                (iii) In the event of a participant's termination of employment or service with the Company or its Subsidiaries by reason of death, Disability or Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option shall thereafter be treated as a Non-Qualified Stock Option.

Section 7.     Stock Appreciation Rights.

      (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option. Stock Appreciation Rights are exercisable as follows:

            (i) A Stock Appreciation Right may be exercised by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee for such purposes. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in
     Section 7(b). Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

           (ii) A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise determined by the Committee at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until the number of shares covered by an exercise or termination of the related Stock
     Option exceeds the number of shares not covered by the Stock Appreciation Right.

      (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

           (i) Stock Appreciation Rights shall be exercisable only at such times and to the extent that the Stock Options to which they relate are exercisable, in accordance with the provisions of Section 6 and this Section 7 of the Plan, provided that a Stock Appreciation Right shall not be exercisable during the first six months of its term by any optionee except in the event of death or Disability of the optionee prior to the expiration of the six-month period.

           (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash and/or shares of Stock in the aggregate equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

           (iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Section 6(e) of the Plan.

          (iv) The Committee may provide, at the time of grant, that such Stock Appreciation Right can be exercised only in the event of a Change in Control and/or a Potential Change in Control, subject to such terms and conditions as the Committee may specify at grant.

Section 8.     Restricted Stock and Deferred Stock.

      (a) Authorization. Shares of Restricted Stock and/or Deferred Stock may be issued either alone or in addition to other Awards granted under the Plan, and upon terms and conditions established at the discretion of the Committee. The provisions of Restricted Stock and Deferred Stock Awards need not be the same with respect to each recipient.

      (b)   Restrictions  and Conditions Applicable to  Restricted  Stock
Awards.   Restricted  Stock  Awards shall be  subject  to  the  following restrictions and conditions:

           (i) The consideration for issuance of shares of Restricted Stock pursuant to the Plan shall be not less than their par value, payable in cash or in services performed to or for the benefit of the Company or its Subsidiaries or Affiliates, in the discretion of the Committee.

           (ii) Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter periods as the Committee may specify at grant) after the Award date, by executing a Restricted Stock Award Agreement and paying whatever price (if any) is required under Section 8(b)(i). The prospective recipient of an Award of Restricted Stock shall not have any rights with respect to such Award, unless and until such recipient has executed an agreement evidencing the Award and has delivered a fully executed copy thereof of the Company, and has otherwise complied with the applicable terms and conditions of such Award.

           (iii) Each participant receiving an Award of Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

                "The  transferability of this  certificate  and  the
          shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Cliffs Drilling Company 1988 Incentive Equity Plan and an Agreement entered into between the registered owner of the shares and Cliffs Drilling Company. Copies of such Plan and Agreement are on file in the offices of Cliffs Drilling Company, Houston, Texas."

     The Committee may require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such Award.

           (iv) Subject to the provisions of this Plan and the applicable Award agreement, during a period set by the Committee commencing with the date of such Award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber shares of Restricted Stock awarded under the Plan. Based on service, performance and/or such other factors or criteria as the Committee may determine, the Committee may, however, at or after grant, provide for the lapse of such restrictions in installments and/or may accelerate or waive such restrictions in whole or in part.

           (v) Except as provided in this Section 8(b), the recipient shall have, with respect to the shares of Restricted Stock covered by any Award, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any dividends, provided, however, that unless otherwise determined by the Committee, any dividends on such shares shall be automatically deferred and reinvested in additional Restricted Stock subject to the same restrictions as the underlying Award, to the extent shares are available under Section 5.

           (vi) Except as otherwise provided in this Section 8(b) and in the applicable Award agreement, upon termination of a participant's employment or service with the Company or any Subsidiary or Affiliate for any reason during the Restriction Period for any given Award of Restricted Stock, all shares still subject to restriction shall be forfeited by the participant, provided, however, the Committee may provide for waiver of the restrictions in the event of termination of employment or service due to death, Disability or Retirement.

            (vii) In the event of hardship or other special circumstances of a participant whose employment or service with the Company or any Subsidiary or Affiliate is involuntarily terminated (other than for Cause), the Committee may waive in whole or in part any or all remaining restrictions with respect to any or all of the participant's Restricted Stock, based on such factors and criteria as the Committee may deem appropriate.

           (viii) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the participant.

      (c) Terms and Conditions Applicable to Deferred Stock Awards. Deferred Stock Awards shall be subject to the following terms and conditions:

           (i) Each Award of Deferred Stock shall be confirmed by, and subject to the terms of, a Deferred Stock agreement executed by the Company and the participant.

           (ii) Subject to the provisions of this Plan and the applicable Award agreement, the participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber shares covered by an Award of Deferred Stock during the period, commencing with the date of such Award, specified by the Committee for purposes of such Award (the "Deferral Period"). Based on service, performance and/or such other factors or criteria as the Committee may determine, the Committee may, however, at or after grant, accelerate the vesting of all or any part of any Deferred Stock Award and/or waive the deferral limitations for all or any part of such Award.

          (iii) Unless otherwise determined by the Committee, amounts equal to any dividends that would have been payable during the Deferral Period with respect to the number of shares covered by a Deferred Stock Award if such shares had been outstanding shall be automatically deferred and deemed to be reinvested in additional Deferred Stock, subject to the same deferral limitations as the underlying Award.

           (iv) Except to the extent otherwise provided in this Section 8(c) and in the applicable Award agreement, upon termination of a participant's employment or service with the Company or any Subsidiary or Affiliate for any reason during the Deferral Period for a given Award, the Deferred Stock covered by such Award shall be forfeited by the participant, provided, however, the Committee may provide for accelerated vesting in the event of termination of employment or service due to death, Disability or Retirement.

          (v) In the event of hardship or other special circumstances of a participant whose employment or service with the Company or any Subsidiary or Affiliate is involuntarily terminated (other than for Cause), the Committee may waive in whole or in part any or all of the remaining deferral limitations imposed hereunder with respect to any or all of the participant's Deferred Stock, based on such factors and criteria as the Committee deems appropriate.

            (vi) At the expiration of the Deferral Period, share certificates shall be delivered to the participant, or his legal representative, in a number equal to the number of shares covered by the Award.

Section 9.     Change in Control Provisions.

     (a)  Impact of Event.  In the event of:

          (x)  a "Change in Control" as defined in Section 9(b), or

          (y)   a  "Potential Change in Control" as defined  in  Section
     9(c),

the Committee or the Board may provide that one or more of the following acceleration and valuation provisions shall apply:

           (i) Any or all Stock Appreciation Rights outstanding for at least six months on the date that such Change in Control or Potential Change in Control is determined to have occurred and any or all Stock Options awarded under this Plan not previously exercisable and vested shall become fully exercisable and vested.

           (ii) The restrictions and deferral limitations applicable to any or all Restricted Stock and Deferred Stock Awards shall lapse and such shares and Awards shall be fully vested.

           (iii) The value of any or all outstanding Stock Options, Restricted Stock and Deferred Stock Awards shall be cashed out on the basis of the "Change in Control Price" as defined in Section 9(d) as of the date such Change in Control or Potential Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

      (b) Definition of "Change in Control." For purposes of Section 9(a), a "Change in Control" means the happening of any of the following:

           (i) A tender offer is made and consummated for the ownership of 30% or more of the outstanding voting securities of the Company;

           (ii) The Company shall merge or consolidate with another corporation and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, other than affiliates (within the meaning of the Exchange Act as in effect on the date the Plan was first approved by the shareholders of the Company (the "Approval Date")) of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation;

           (iii) The Company shall sell substantially all of its assets to another corporation which is not a Subsidiary; or

           (iv)  A  person, within the meaning of Section 3(a)(9)  or  of
     Section 13(d)(3) (as in effect on the Approval Date) of the Exchange Act, shall acquire 30% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record).

      For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (as in effect on the Approval Date) pursuant to the Exchange Act.

      (c)  Definition of "Potential Change in Control".  For purposes  of
Section 9(a), a "Potential Change in Control" means the happening of any one of the following:

           (i) The entering into an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 9(b); or

           (ii) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan) (including any trustee of such plan acting as such trustee) of securities of the Company representing 5% or more of the combined voting power of the Company's outstanding securities, and the adoption by the Board of a resolution to the effect that a "Potential Change in Control" of the Company has occurred for the purposes of this Plan.

      (d) Change in Control Price. For the purposes of this Section 9, "Change in Control Price" means the highest price per share paid in any transaction reported on the principal United States securities exchange, the NASDAQ National Market System or other principal market on which the stock is traded, or paid or offered in any bona fide transaction related to an actual or Potential Change in Control of the Company, at the time during the preceding sixty-day period as determined by the Committee, except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date as of which the Committee decides to cashout such options.

Section 10.    Amendments and Termination.

      The Board may amend, alter, or discontinue the Plan, including without limitation, the automatic grant provisions set forth in Section 13 of the Plan, at any time, but no amendment, alteration, or discontinuation shall be made which would impair the rights of a participant under an Award theretofore granted without the written consent of the affect participant (or if not then living, the affected beneficiary), or which, without the approval of the Company's stockholders, would, except as expressly provided in the Plan, increase the total number of shares reserved for delivery pursuant to the Plan. The Committee may amend the terms of any outstanding Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder's consent.

Section 11.    Unfunded Status of Plan.

      The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant by the Company, nothing contained herein shall give any such participant any rights that are greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments hereunder consistent with the foregoing.

Section 12.    General Provisions.

      (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock pursuant to the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including without limitation, the requirements of the Securities Act of 1933, as amended), and the applicable requirements of any securities exchange or similar entity. The Committee may require each person acquiring shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

      (b) Nothing contained in this Plan shall prevent the Company, a Subsidiary or an Affiliate from adopting other or additional compensation arrangements for its employees.

      (c) The adoption of the Plan shall not confer upon any individual any right to continued employment or service with the Company or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment or service of any individual at any time.

      (d) No later than the date as of which an amount first becomes includible in the gross income of a participant for Federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make any arrangements satisfactory to the Committee regarding the payment of any Federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Stock, including Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from the payment(s) otherwise due to the participant.

      (e) The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid.

      (f) Subject to the overall limitation of the maximum number of shares of Stock that may be delivered pursuant to the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or any Subsidiary or Affiliate, including the plans and arrangements of the Company or any Subsidiary or Affiliate acquiring another entity (or any interest in another entity).

      (g) Awards may be settled through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or any combination thereof as the Committee shall determine. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Committee shall determine.

Section 13.    Automatic Award of Stock Options to Certain Persons.

      Subject to stockholder approval of the Plan and subject to the availability of a sufficient number of shares of Stock for delivery pursuant to the Plan, (a) Non-Qualified Stock Options to purchase an aggregate of 4,000 shares of Stock (subject to adjustment pursuant to Section 5) shall automatically be granted pursuant to the Plan, without the need for any further any action by the Committee, to each of the Company's Non-Employee Directors, on the date of their initial election to the Board of Directors of the Company, and (b) Non-Qualified Stock Options to purchase an aggregate of 2,000 shares of Stock (subject to adjustment pursuant to Section 5) shall automatically be granted pursuant to the Plan, without the need for any further action by the Committee, to each of the Company's continuing or re-elected Non-Employee Directors, on the date of each annual meeting of shareholders of the Company; in each case commencing with the election of directors at the annual meeting of shareholders of the Company to be held in 1998. Each such Stock Option shall have an exercise price equal to the Fair Market Value of the Stock on the date of grant, and will be for a term of ten years from the date of grant, subject to earlier termination as set forth in Sections 6(f),
(g) and (h), with 50% of the shares becoming exercisable after one year and 25% after each of the succeeding two years; provided, however, that such options shall become immediately exercisable upon a "Change of Control" or "Potential Change of Control" as and to the extent provided in Section 9.

Section 14.    Effective Date.

      The Plan shall be effective on the date it is approved by the stockholders of the Company.




                             AMENDMENT NO. 1
                                 TO THE
                         CLIFFS DRILLING COMPANY
                       1998 INCENTIVE EQUITY PLAN


      Pursuant to the terms and provisions of Section 10 of the Cliffs Drilling Company 1998 Incentive Equity Plan (the "Plan"), Cliffs Drilling Company, a Delaware corporation (the "Company"), hereby adopts the following Amendment No. 1 to the Plan (the "Amendment No. 1").


     The last sentence of Section 10 of the Plan is hereby amended in its entirety by substituting the following therefor:

           "The Committee may amend the terms of any outstanding Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder's consent, and no such amendment shall reduce the exercise price of any outstanding stock option other than in accordance with Section 5(e) of the Plan."

      Each amendment made by this Amendment No. 1 to the Plan has been effected in conformity with the provisions of the Plan.

      This Amendment No. 1 was adopted by the Board of Directors of the Company on May 13, 1998. Approval of this Amendment No. 1 by the shareholders of the Company is not required pursuant to the terms and provisions of the Plan.


     Dated:  May 14, 1998.

                                   CLIFFS DRILLING COMPANY



                                   By: /s/ Cindy B. Taylor
                                       ----------------------
                                       Cindy B. Taylor
                                       Vice President-Controller and
                                       Secretary